                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of February 22, 2000, is entered into by and between Airtech International Group, Inc., a Wyoming corporation (the "Company"), and PK Investors LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

         WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, two million five hundred thousand dollars ($2,500,000) principal amount of the Company's 6% Convertible Debentures (the "Initial Debentures") and warrants (the "Initial Warrants") to purchase two hundred and fifty thousand (250,000) shares of the Company's common stock, par value $.05 per share (the "Common Stock") for the aggregate purchase price of two million five hundred thousand dollars ($2,500,000). The Initial Debentures are convertible, at the holder's option, into the Company's Common Stock, on the terms set forth therein, and the Initial Warrants may be exercised for the purchase of Common Stock, on the terms set forth therein.

         WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell for an aggregate purchase price of one hundred dollars ($100) a supplemental warrant (the "Supplemental Warrant") pursuant to which the Purchaser shall purchase and the Company shall issue and sell up to an additional (i) two million five hundred thousand dollars ($2,500,000) principal amount of the Company's 6% Convertible Debentures (the "Additional Debentures," together with the Initial Debentures, collectively the "Debentures") and (ii) warrants (the "Additional Warrants," together with the Initial Warrants, collectively the "Warrants") to purchase up to an additional two hundred fifty thousand (250,000) shares of Common Stock, for up to an aggregate purchase price of two million five hundred thousand dollars ($2,500,000).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE

                  a. PURCHASE OF DEBENTURES AND WARRANTS. On the Initial Closing Date (as defined herein) the Purchaser hereby agrees to purchase from the Company (i)


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the Initial Debentures in the principal amount of two million five hundred thousand dollars ($2,500,000), which shall be issued in substantially the form attached hereto as EXHIBIT A; (ii) the Initial Warrants to purchase two hundred and fifty thousand (250,000) shares of Common Stock, which shall be issued in substantially the form attached hereto as EXHIBIT B and (iii) a Supplemental Warrant which shall be issued in substantially the form attached hereto as EXHIBIT C to purchase (a) Additional Debentures in the principal amount of up to two million five hundred thousand dollars ($2,500,000), which shall be issued in substantially the form attached hereto as EXHIBIT A; and
(b) Additional Warrants to purchase two hundred fifty thousand (250,000) shares of Common Stock, which shall be issued in substantially the form attached hereto as EXHIBIT B. The aggregate purchase price for such Initial Debentures, Initial Warrants and Supplemental Warrant (collectively, the "Initial Securities") shall be two million five hundred thousand one hundred dollars ($2,500,100) and shall be payable in same day funds.

                  b. CLOSING. The Initial Securities to be purchased by the Purchaser hereunder, in definitive form, and in such denominations and registered in such names as the Purchaser or its representative, if any, may request upon notice to the Company, shall be delivered by or on behalf of the Company for the account of the Purchaser, against payment by the Purchaser or on its behalf of the purchase price therefor by wire transfer to an account of the Company, all at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, at 9:30 a.m., New York time on February 22, 2000, or at such other time and date as the Purchaser or its representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Initial Closing Date." The closing date(s) for the Purchaser of the Additional Debentures and Additional Warrants are as set forth in the Supplemental Warrant.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. The Purchaser and each of its equity owners is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, and
(iii) able to afford the entire loss of its investment in the Initial
Securities.

                  b. All subsequent offers and sales of the Debentures, the Warrants, and the Common Stock issuable upon conversion or exercise of, or in lieu of interest payments on the Debentures or the Warrants, shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

                  c. The Purchaser understands that the Initial Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Initial Securities.

                  d. The Purchaser: (A) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and Purchaser has carefully reviewed the same including, without limitation, the Company's Form 10-QSB for the quarter ended November 30, 1999 filed with the Securities and Exchange Commission ("the Commission"), (B) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (C) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser has had with respect thereto have been answered to the full satisfaction of the Purchaser.

                  e. The Purchaser has the requisite corporate power and authority to enter into this Agreement and the registration rights agreement, dated the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser; and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

3.   REPRESENTATIONS OF THE COMPANY

                  The Company represents and warrants to the Purchaser that:

                  a. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.
Schedule 3(a) lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of such subsidiaries is owned of record and beneficially by the Company.

                  b. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of (i) 50,000,000 shares of Common Stock, par value
$.05 per share, of which [16,560,440] are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $.005 per share of which 1,143,750 are issued and outstanding. Schedule 3(b) sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities") which are outstanding on the date hereof, including in each case
(i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities or outstanding Common Stock.

                  c. CONCERNING THE COMMON STOCK, THE INITIAL DEBENTURES, THE INITIAL WARRANTS AND IF THE SUPPLEMENTAL WARRANT SHALL BE EXERCISED, THE ADDITIONAL DEBENTURES AND ADDITIONAL WARRANTS. The Common Stock issuable upon
(i) conversion of, or in lieu of interest payments on, the Initial Debentures, and upon exercise of the Initial Warrants and (ii) if the Supplemental Warrant is exercised, conversion of or in lieu of interest payments on, the Additional Debentures and upon exercise of the Additional Warrants, when issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Initial Securities, or the Common Stock issuable to the Purchaser pursuant to the terms of the Debentures and the Warrants.

                  d. REPORTING COMPANY STATUS. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act, if any, prior to the offer and sale of the Initial Securities. The Common Stock is listed and traded on the OTC Bulletin Board, and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

                  e. AUTHORIZED SHARES. The Company has legally available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect (i) the conversion of the Initial Debentures and the exercise of the Warrants, and (ii) if the Supplemental Warrant is exercised, conversion of or in lieu of interest payments on, the Additional Debentures and upon exercise of the Additional Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon (i) conversion of the Initial Debentures and the exercise of the Initial Warrants and (ii) if the Supplemental Warrant is exercised, the conversion of the Additional Debentures and the exercise of the

Additional Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon (i) conversion of the Initial Debentures and upon exercise of the Initial Warrants and (ii) if the Supplemental
Warrants is exercised, the conversion of the Additional Debentures and the exercise of the Additional Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Debentures and the exercise of the Warrants. The Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

                  f. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement and to issue and deliver the Initial Debentures, the Initial Warrants, the Supplemental Warrant, and the Common Stock issuable upon (i) conversion of, or in lieu of interest payments on, the Initial Debentures and the exercise of the Initial Warrants and (ii) if the Supplemental Warrant is exercised, the conversion of the Additional Debentures and the exercise of the Additional Warrants.

                  g. TRANSACTION AGREEMENTS. This Agreement, the Registration Rights Agreement, the Supplemental Warrant, the Debentures and the Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Primary Documents, when executed and delivered by the Company, will each be, a legal, valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                  h. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets. Except as set forth on Schedule 3(h), neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Initial Debentures, the Initial Warrants or the Supplemental Warrant as contemplated by this Agreement and if the Supplemental Warrant is exercised the Additional Debentures and Additional Warrants and the Common Stock into which all such securities may be converted or exercised, as applicable, gives rise to any rights, other than those which have been waived or satisfied on or prior to the Initial Closing Date, for or relating to the registration of any shares of the Common Stock.

                  i. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

                  j. SEC FILINGS. None of the reports or documents filed by the Company with the Commission (the "SEC Documents") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  k. STABILIZATION. Neither the Company, nor any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

                  l. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company's SEC Documents and since November 30, 1999, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

                  m. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents. The representations and warranties of the Company set forth in this Agreement (and the schedules hereto) do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                  n. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.

                  o. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not and would not conflict with or constitute an infringement on the rights of others.

                  p. PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.

                  q. ABSENCE OF LITIGATION. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

                  r. NO DEFAULT. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

                  s. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Company's public filings with the Commission, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on May 31, 1999, would have been required to be disclosed in the Company's 1999 Annual Report to stockholders.

                  t. EMPLOYMENT MATTERS. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of

1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  u. INSURANCE. The Company maintains property and casualty, general liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company, or any of its subsidiaries, presently in force.

                  v. TAXES. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

                  w. FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  x. INVESTMENT COMPANY ACT. The Company is not conducting, and does not intend to conduct its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                  y. AGENT FEES. Except for $200,000 and warrants to purchase 62,500 shares of Common Stock which shall be paid by the Company to EBI Securities Corporation, the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the transactions contemplated by this Agreement.

                  z. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of (i) the Initial Securities (ii) if the Supplemental Warrant is exercised, the issuance of the Additional Debentures and the Additional Warrants and (iii) the issuance of Common Stock upon conversion or exercise of any of the above indicated securities are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Debentures, the Warrants, or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

                  aa. YEAR 2000 PROCESSING. The computer systems used by the Company and its subsidiaries (the "Systems"), both hardware and software, are in good working order. The Company has taken steps that are reasonable to ensure that the occurrence of the year 2000 does not materially and adversely affect the Systems of the Company, its subsidiaries, or their business, and no material expenditures are required in order to cause such Systems to operate properly as a result of the change of the year 1999 to 2000. The Company and its subsidiaries have resolved all issues discovered as a result of year 2000 inquires or compliance testing or otherwise known to the Company.

                  bb. ENVIRONMENTAL MATTERS. Neither the Company and its subsidiaries, nor any predecessor in interest nor, to the Company's knowledge, after due inquiry, any other person has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries or any predecessor in interest, and no such real property has ever been used (either by the Company and its subsidiaries, any predecessor in interest or, to the Company's knowledge, after due inquiry, by any other person) as a treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (a) any pollutants or contaminations, (b) any asbestos or insulation or other material composed of or containing asbestos and (c) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or (d) any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                  cc. INTELLECTUAL PROPERTY. Except as set forth in the SEC Documents, to the best of the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents; except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted; and, except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries, taken as a whole, as presently conducted.
4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (1) neither (i) the Initial Debentures, the Initial Warrants, nor the Common Stock issuable upon conversion of, or in lieu of interest payments on, the Initial Debentures or upon exercise of the Initial Warrants, nor (ii) if the Supplemental Warrant is exercised, the Additional Debentures, the Additional Warrants or the Common Stock issuable upon conversion of or in lieu of interest on the Additional Debentures or upon exercise of the Additional Warrants (collectively, the "Additional Securities" and, together with the Initial Securities, collectively, the "Securities") have been, and are not being, registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or
(B) they are transferred pursuant to an exemption from such registration; and
(2) any sale of the Initial Debentures, the Initial Warrants, the Supplemental Warrant or the Common Stock issuable upon conversion or exchange thereof made in reliance upon Rule 144 under the

Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations of the Commission thereunder. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Debentures and the Warrants.

                  b. RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities or the Common Stock issuable upon conversion or exchange thereof shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities or the Common Stock issuable upon conversion or exchange thereof may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

                  THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

                  c. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities or the Common Stock issuable upon conversion or exchange thereof to the Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, including, qualifying the shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants for trading on the OTC Bulletin Board or the filing of a listing application with NASDAQ to list all of the shares of Common Stock issuable upon conversion of the Debentures and upon the exercise of the Warrants, as applicable, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

                  d. REPORTING STATUS. So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the

Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                  e. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may reasonably request to qualify the Securities or the Common Stock issuable upon conversion or exchange thereof for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.

                  f. USE OF PROCEEDS. The Company will use all of the net proceeds from the issuance of the Securities for authorized corporate purposes.

                  g. RESERVATION OF COMMON STOCK. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Initial Debentures and the exercise of the Initial Warrants and if the Supplemental Warrant is exercised, for the conversion of the Additional Debentures and the exercise of the Additional Warrants. The Company will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than the sum of (i) two (2) times the sum of (x) the maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Debentures and (y) the maximum number of shares of Common Stock that could be issuable upon conversion of the Additional Debentures and (ii) the sum of the number of shares of Common Stock that could be issuable upon exercise in full of the Initial Warrants and the Additional Warrants, in each case without regard to whether the Supplemental Warrant shall have been exercised.

                  h. SALES OF ADDITIONAL SHARES. The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, offer to sell, contract to sell or otherwise dispose of any of its securities or any security or other instrument convertible into or exchangeable for shares of its capital stock, in each case, for a period beginning on the date hereof and ending two hundred seventy (270) days after the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission (the "Lock-Up Period"), except that the Company may (i) issue securities for the aggregate consideration of at least $15 million in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act; (ii) may issue shares of Common Stock which are issued in connection with a bona fide transaction involving the acquisition of another business entity or segment of any such entity by the Company by merger, asset, purchase, stock purchase or otherwise; (iii) may issue shares of common stock to directors, officers, employees or consultants of the Company for the primary purpose of soliciting or retaining their services in an aggregate amount, together with any New Options (as defined below) vesting or becoming exercisable during the Lock Up Period, not to exceed 750,000 shares; (iv) may issue shares of Common Stock upon the exercise or conversion of currently outstanding options, warrants and other convertible securities and up to 750,000 shares of Common Stock underlying
New Options as provided in clause (v) below; (v) may issue options to purchase shares of its Common Stock to its directors, officers, employees and consultants in connection with its existing stock option plans ("new
Options"); provided, that, during the Lock Up Period, New Options to purchase not more than 750,000 shares of Common Stock shall vest or become exercisable; and (vi) may issue common Stock in connection with a stock split, stock dividend or similar recapitalization of the Company which affects all holders of the Company's Common Stock on an equivalent basis, in each case, without the prior written consent of the Purchaser. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by clause (ii) (or upon the conversion or exercise of other securities that are issued in connection with such transaction) or that were issued in connection with financing, acquisition or other transaction that occurred prior or subsequent to the date of this Agreement to be covered by a registration statement that is filed with the Commission or declared effective by the Commission prior to the time that the Debentures and the Warrants and Common Stock issuable upon conversion or exercise thereof are covered by a registration statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least one hundred eighty (180) day period during which the Company has not notified the Purchaser that such registration statement or the prospectus included in such registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  i. RIGHT OF FIRST REFUSAL. Subject to Section 4(h), if during the eighteen (18) month period following the date hereof the Company shall desire to sell, offer to sell, contract to sell or otherwise dispose of any securities or any security or other instrument convertible into or exchangeable for shares of Common Stock (collectively, the "Offered Securities") to a prospective investor (the "Prospective Investor"), the Company shall notify (the "Offer Notice") the Purchaser in accordance with Section 10 hereof of the terms (the "Third Party Terms") on which the Company proposes to sell, contract to sell or otherwise dispose of the Offered Securities to the Prospective Investor. If, within the five (5) day period following the Purchaser's receipt of the Offer Notice, the Purchaser delivers a written notice (the "Acceptance Notice") to the Company stating its desire to purchase all or any portion of the Offered Securities on the Third Party Terms, the Company shall be required to sell the Offered Securities (or any portion thereof so desired by the Purchaser) to the Purchaser at the price and on the terms set forth in the Offer Notice and the Company shall not be permitted to sell such Offered Securities to the Prospective Investor. If the Purchaser does not deliver an Acceptance Notice to the Company in such five (5) day period, then for a period of sixty (60) days following the date of the Offer Notice the Company may sell the Offered Securities to the Prospective

Investor on the terms set forth in the Offer Notice.

                  j. STOCKHOLDER APPROVAL. If required in accordance with Nasdaq Rule 4310 or 4460, the Company agrees to use its best efforts (including obtaining any vote of its stockholders required by applicable law or Nasdaq rules to authorize and approve the issuance of the Common Stock issuable upon conversion of the Debentures and exercise of Warrants, to the extent that such conversion or issuance results in the issuance of 20% or more of the Company's outstanding Common Stock; provided, however, that the failure to obtain any such stockholder approval shall not limit any of Purchaser's rights hereunder or pursuant to any Primary Documents.

                  k. OWNERSHIP. At no time shall the Purchaser (including its officers, directors and affiliates) maintain in the aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of shares of Common Stock in excess of 4.9% of the Company's outstanding Common Stock unless the Purchaser gives the Company at least sixty-one days notice that it intends to increase its ownership position.

5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that no instruction, other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale of the Securities in the manner contemplated by the Registration Rights Agreement, will be given by the Company to the transfer agent and that the shares of Common Stock issuable upon conversion of, or in lieu of interest payments on the Debentures or upon exercise of the Warrants shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory (as to both the identity of such counsel and the content of such opinion) to the Company and its counsel that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

                  b. The Company will permit the Purchaser to exercise its right to convert the Debentures or to exercise the Warrants by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the related original Debentures) or Form of Election to Purchase (and the related original Warrants) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is faxed to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of any Debenture or upon exercise of any Warrants (together with the Debentures not so converted, or the Warrants not so exercised) or upon conversion of the Debentures and exercise of the Warrants to the Purchaser via express courier as soon as practicable, but in all events no later than five (5) business days in the case of conversion of the Debentures, or five (5) business days in the case of the exercise of any Warrant after the Conversion Date (the "Delivery Date"). For purposes of this Agreement, any conversion of the Debentures or the exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

                  c. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of the Debentures or the exercise of the Warrants, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

                  d. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock upon conversion of, or in lieu of interest payments on, the Debentures or upon exercise of the Warrants the sum of $2,500 per day for each $100,000 in aggregate principal amount of Debentures that are being converted or for any or all shares of Common Stock purchased upon the exercise of the Warrants. The Company shall pay any payments that are payable to the Purchaser pursuant to this Section 5 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE INITIAL SECURITIES.

         Purchaser understands that the Company's obligation to issue the Initial Securities on the Initial Closing Date to Purchaser pursuant to this Agreement is conditioned upon:

                  a. The accuracy on the Initial Closing Date of the representations and warranties of Purchaser contained in this Agreement as if made on the Initial Closing Date and the performance by Purchaser on or before the Initial Closing Date of all covenants and agreements of Purchaser required to be performed on or before the Initial Closing Date;

                  b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  c. The absence of the occurrence on or prior to the Initial Closing Date of any of the occurrences described in Section 7g(i) to (iv)

7. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE INITIAL SECURITIES.

         The Company understands that Purchaser's obligation to purchase the Initial Securities on the Initial Closing Date is conditioned upon:

                  a. The accuracy on the Initial Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Initial Closing Date, and the performance by the Company on or before the Initial Closing Date of all covenants and agreements of the Company required to be performed on or before the Initial Closing Date;

                  b. On the Initial Closing Date, the Purchaser shall have received (i) the Initial Debentures, in substantially the form of EXHIBIT A hereto, (ii) the Initial Warrants, in substantially the form of EXHIBIT B hereto, and (iii) the Supplemental Warrant, in substantially the form of EXHIBIT C hereto.

                  c. On the Initial Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Initial Closing Date, in form, scope and substance reasonably satisfactory to Purchaser, to the effect set forth in EXHIBIT D attached hereto;

                  d. On the Initial Closing Date the Company shall have executed and delivered a signed counterpart to the Registration Rights Agreement, in form, scope and substance reasonably satisfactory to Purchaser, to the effect set forth in EXHIBIT E attached hereto;

                  e. On the Initial Closing Date, the Purchaser shall have received a certificate executed by (i) the President or the Chairman of the Company and
(ii) the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Initial Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Initial Closing Date;

                  f. On the Initial Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser;

                  g. On or prior to the Initial Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, Nasdaq National Market, Nasdaq SmallCap or OTC Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

                  h. The Company shall have delivered to the Purchaser reimbursement of the Purchaser's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchaser's legal counsel). The total due under Section 7h and Section 8a shall not in the total exceed one percent (1%) of the amount received by the Company on the Initial Closing Date.

8. EXPENSES.

                  The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Purchaser and Purchaser's counsel in connection with the issuance of the Securities payable on the Initial Closing Date, (b) all expenses in connection with registration or qualification of the Securities for offering and sale under state securities laws as provided in Section 4(e) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the Purchaser for any out-of-pocket expenses reasonably incurred in making preparations for the purchase, sale and delivery of the Securities not so delivered. The total due under Section 7h and Section 8a shall not in the total exceed one percent (1%) of the amount received by the Company on the Initial Closing Date. The obligation to reimburse costs under Section 7h and
Section 8a arise only if there is a funding by the Purchaser and upon receipt by the Company of such funds.

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Debentures and the Warrants.

10. GOVERNING LAW; MISCELLANEOUS

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. NOTICES.

                  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

COMPANY:          Airtech International Group, Inc.
                  15400 Knoll Trail, Suite #200
                  Dallas, Texas  75248
                  ATTENTION:  C.J. Comu, CEO
                  Tel:  (972) 960-9400 x111
                  Fax:  (972) 960-9395

PURCHASER:        PK Investors LLC
                  c\o WEC Asset Management LLC
                  110 Colabaugh Pond Road
                  Croton-on-Hudson, New York  10520
                  ATTENTION:  Daniel J. Saks
                  Tel:  (914) 271-2211
                  Fax: (914) 271-0889

                  WITH A COPY TO:

                  Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, New York  10022
                  ATTENTION:  Mark Saks, Esq.
                  Tel:  (212) 326-0140
                  Fax: (212) 326-0806

12. INDEMNIFICATION

The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder, member and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Primary Documents and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale or issuance of the Initial Shares, Additional Shares, Initial Warrants, Additional Warrants or Supplemental Warrant by the Company to the Purchaser (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE TO FOLLOW]IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned as of February 22, 2000.

                                            AIRTECH INTERNATIONAL GROUP,
                                            INC.



                                            By:

                                                  Name:
                                                  Title:


                                            PK INVESTORS LLC
                                            By:  WEC Asset Management LLC,
                                                 Manager


                                            By:

                                                 Name:  Daniel J. Saks
                                                 Title:  Managing Director

                                  EXHIBIT INDEX
EXHIBIT AFORM OF DEBENTUREEXHIBIT BFORM OF WARRANTEXHIBIT CFORM
OF CONDITIONAL WARRANTEXHIBIT DFORM OF OPINION OF COUNSEL TO
COMPANY EXHIBIT EFORM OF REGISTRATION RIGHTS AGREEMENT

                                 SCHEDULE INDEX
SCHEDULE 3(a)                               LIST OF SUBSIDIARIES

SCHEDULE 3(b)                               CAPITALIZATION, DERIVATIVE
                                            SECURITIES AND
                                            REGISTRATION RIGHTS

SCHEDULE 3(h)                               NON-CONTRAVENTION
                                                                   SCHEDULE 3(a)



                             LIST OF SUBSIDIARIES


AIRSOPURE, Inc., a Texas corporation.

AIRTECH INTERNATIONAL CORP., a Texas corporation.

McCleskey Sales and Service, Inc., a Texas corporation.

Watersopure Inc., a dormant Texas corporation.

Airsopure International Group, Inc., a Nevada corporation.

Airsopure 999, L.P., a Texas Limited Partnership. Airtech International Group, Inc. is the General Partner in this limited partnership.

                                                                   SCHEDULE 3(b)

         CAPITALIZATION, DERIVATIVE SECURITIES AND REGISTRATION RIGHTS

1. Preferred Stock "Series M".

                           There are 1,143,750 shares of this convertible
                  preferred stock outstanding. The related offering has closed. Holders of the series M preferred stock may convert their shares on a one for one basis into 1,143,750 shares of Common Stock, which shall be restricted stock pursuant to Rule 144 under the Securities Act, at any time and such preferred stock shall automatically convert into Common Stock in

         December 2001.

                           The holders of the Series M preferred stock also have
                  related warrants to purchase 993,750 shares of common stock, which are also restricted pursuant to Rule 144 under the Securities Act, which have a per share exercise price of ten dollars per share, although the Company is currently negotiating to reduce such exercise price to two dollars per share.

2. S-999 Limited Partnership.

         There is $430,000 of limited partnership interests (the offering is closed) in the Airsopure 999, L.P. These limited partners are guaranteed a 150% return on their investment by the end of December 2001. The guarantee, if payable, can be in shares of the Common Stock of the Company. Although this guarantee does not so state, the Company believes that such shares shall be restricted stock pursuant to Rule 144 under the Securities Act. Currently, the Company does not feel that there be a need to issue any of its Common Stock under this guarantee.

3. 12% convertible debentures due 2004

                           This is the current private placement offered by the
                  Company. The subscription will be stopped at less than $1,000,000. This is due to some outstanding "soft commitments" we have received and are compelled to honor. The Company does not feel that all of the $1,000,000 will be purchased. However, if the entire $1,000,000 in principal amount of debenture is subscribed, then there is a conversion privilege to convert into 1,000,000 shares of Common Stock, which shall be restricted stock pursuant to Rule 144 under the Securities Act, by June 2004. The debenture holders will also be eligible to exercise the related warrant to purchase up to an additional 1,000,000 shares of Common Stock at the exercise price of $2.00 per share. The Company is no longer marketing or promoting this issuance.

4. Options

                           There are 556,000 stock options outstanding for the
                  Company's Common Stock. 100,000 at $.31 with 2 years remaining, 193,000 at $1.25 with one half year remaining. 240,000 at $4.17 with 2.5 years remaining and 23,000 at $15.62 with one year remaining.

                                                                   SCHEDULE 3(h)


                               NON-CONTRAVENTION

NONE.




EXHIBIT A

                                FORM OF DEBENTURE

NO. 1

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.


                        AIRTECH INTERNATIONAL GROUP, INC.
                            6% CONVERTIBLE DEBENTURE

$500,000                                                       FEBRUARY 22, 2000
New York, New York

                  1. CONSIDERATION. FOR VALUE RECEIVED, AIRTECH INTERNATIONAL GROUP, INC. a Wyoming corporation (the "undersigned" or the "Company"), hereby promises to pay to the order of PK Investors LLC, at its offices located at 110 Colabaugh Pond Road, Croton-on-Hudson, New York 10520 or at such other place as the holder hereof (the "holder" or the "Registered Holder") shall designate to the undersigned in writing, in lawful money of the United States of America or in New York Clearing House Funds, the principal amount of Five Hundred Thousand Dollars ($500,000) on the Maturity Date (as defined below). This Debenture is one of five (5) Debentures to the Registered Holder on the date hereof in the aggregate principal amount of two million five hundred thousand dollars ($2,500,000). The undersigned promises to pay the said principal sum in accordance with the terms of this Debenture (as defined below).

                  2. PAYMENT. On February 22, 2002 (the "Maturity Date") the undersigned shall pay the holder all unpaid principal and interest, if any, on this Debenture. At the Company's option, any interest payment required to be paid on this Debenture may be made in the form of the issuance to the holder of the Company's common stock, par value $.05 per share (the "Common Stock"), with the number of shares of such Common Stock to be payable in lieu of such interest payments to be determined in accordance with the provisions of Section 6, as if such interest payment were a portion of the principal amount of the Debenture to be converted into Common Stock.

                  Principal and interest shall be payable at the most recent address as the Registered Holder shall have designated to the Company in writing. No payment of the principal of this Debenture may be made prior to the Maturity Date by the Company without the consent of the Registered Holder, except as otherwise provided herein.

                  3. OVERDUE INTEREST PAYMENTS. Interest on the indebtedness evidenced by this Debenture after default or maturity accelerated or otherwise shall be due and payable at the rate of ten (10%) percent per annum, subject to the limitations of applicable law.

                  4. HOLIDAYS. If this Debenture or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding business day and interest shall be payable at the rate of six (6%) percent per annum during such extension. All payments received by the holder shall be applied first to the payment of all accrued interest payable hereunder.

                  5. ISSUANCE OF DEBENTURES. This Debenture has been issued by the Company pursuant to the authorization of the Board of Directors of the Company (the "Board") and issued pursuant to a Securities Purchase Agreement, dated as of February 22, 2000, by and between the Company and the Purchaser identified therein (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, the Company issued $2,500,000 principal amount of the Debentures and warrants to purchase (the "Warrants") 250,000 shares of the Company's Common Stock. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of the Debentures. A copy of the Securities Purchase Agreement may be obtained by any registered holder of the Debentures from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, including the Exhibits thereto. This Debenture and the other 6% Convertible Debentures due 2002 issued by the Company pursuant to the terms of the Securities Purchase Agreement, together with any debentures from time to time issued in replacement thereof, whether pursuant to transfer and assignment, partial conversion thereof or otherwise, are collectively referred to herein as the "Debentures."

                  6. CONVERSION. (a) Subject to and in compliance with the provisions hereof, the holder shall have the right to convert all or a portion of the outstanding principal amount of this Debenture into such number of shares of Common Stock (the shares of Common Stock issuable upon conversion of, and issuable in lieu of interest payments on, this Debenture, if any, are hereinafter referred to as the "Conversion Shares") as shall equal the quotient obtained by dividing (x) the principal amount of this Debenture to be converted by (y) the Applicable Conversion Price (as hereinafter defined) and by surrender of this Debenture, such surrender to be made in the manner provided herein.

                           (b) For purposes hereof the term "Applicable
Conversion Price" shall mean the lesser of: (i) $2.585 (the "Fixed Price") and
(ii) the product obtained by multiplying (x) the Average Lowest Closing Price (as hereinafter defined) by (y) .80.

                           For purposes hereof the "Average Lowest Closing
Price" with respect to any conversion elected to be made by the holder shall be the average of the three (3) lowest daily closing bid prices (each such price is referred to individually as a "Floating Reference Price" and, collectively, as the "Floating Reference Prices") during the thirty (30) trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of this Debenture (the "Notice Date"). The closing bid price on any trading day shall be (a) if the Common Stock is then listed or quoted on either the NASD Bulletin Board, the NASDAQ SmallCap Market or the NASDAQ National Market, the reported closing bid price for the Common Stock as reported by Bloomberg, L.P. ("Bloomberg") or The Wall Street Journal (the "Journal") or on such day (or, if not so reported, as otherwise reported by The NASDAQ Small Cap Market, NASDAQ National Market or the NASD Bulletin Board, as the case may be), (b) if the Common Stock is listed on either the American Stock Exchange or New York Stock Exchange, the closing bid price for the Common Stock on such exchange on such day as reported by Bloomberg or the Journal or (c) if neither (a) nor (b) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange, or on the pink sheets, the last reported bid price thereof on such date. If the prices of the Common Stock cannot be calculated on such date on any of the foregoing bases, such prices on such date shall be the fair market value as mutually determined by the Company and the Registered Holder for which the calculation is required in order to determine the Applicable Conversion Price; PROVIDED, HOWEVER, that if the Company and the Registered Holder are unable to mutually determine the fair market value, such fair market value shall be determined by a nationally recognized investment banking firm or firm of independent certified public accountants of recognized standing (which firm may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Board and holders of a majority in interest of the Debentures. "Trading day" shall mean any day on which the Company's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                           (c) If, during any period following February 22, 2000
(the "Original Issue Date"), as a result of the occurrence of any of the events set forth in Section 3(f) or 3(g) of the Registration Rights
Agreement, dated as of February 22, 2000, by and between the Company and the Purchaser set forth therein (the "Registration Rights Agreement"), the
Purchaser set forth therein is not able to sell shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, this Debenture pursuant to a registration statement filed pursuant to such agreement, the Registered Holder shall have the right, for any purpose under this Debenture during such period and thereafter, to designate as the Applicable Conversion Price any Conversion Price that would have been applicable during such period had the Registered Holder delivered a Notice of Conversion with respect to any portion of this Debenture. "Conversion Date" shall have the meaning given such term in Section 5(b) of the Securities Purchase Agreement.

                           (d) The Registered Holder shall convert this
Debenture in accordance with Section 5(b) of the Securities Purchase Agreement. If the Company fails to deliver to the holder a certificate or certificates for shares of Common Stock in the period set forth in the Securities Purchase Agreement, the Company shall make certain payments to the holder in accordance with Section 5(d) of the Securities Purchase Agreement.

                           (e) If the entire outstanding principal amount of
this Debenture is not converted, the Company shall also issue and deliver to such holder a new Debenture of like tenor in the principal amount equal to the principal which was not converted and dated the Original Issue Date. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which a Notice of Conversion shall have been delivered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date.

                           (f) All shares of Common Stock delivered upon
conversion of, or in lieu of interest payments on, this Debenture will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

                           (g) No fractional shares of Common Stock shall be
issued upon conversion of, or in lieu of interest payments on, this Debenture. Instead of any fractional share of Common Stock which would otherwise be deliverable upon the conversion of, or in lieu of interest payments on, the principal of this Debenture, the Company shall pay to the holder an amount in cash (computed to the nearest cent) equal to the Average Lowest Closing Price multiplied by the fraction of a share of Common Stock represented by such fractional interest.

                           (h) The issuance of certificates for shares of Common
Stock upon any conversion of, or in lieu of interest payments on, this Debenture shall be made without charge to the payee hereof for any tax, unless required by law, or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the registered holder of this Debenture.

                           (i) Notwithstanding anything herein to the contrary,
at no time
shall the Registered Holder (including its officers, directors and affiliates) maintain in the aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of shares of Common Stock in excess of 4.9% of the Company's outstanding Common Stock and accordingly, the Registered Holder may only convert this Debenture up to the point where its aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of shares of Common Stock is equal or less than 4.9% of the Company's outstanding Common Stock.

                  7. REDEMPTION BY COMPANY. (a) If, after the Original Issue Date, there shall occur a Change in Control of the Company (as defined below), then, at the option of the Registered Holder, the Company shall, on the effective date of and subject to the consummation of such Change in Control, redeem this Debenture for cash from the Registered Holder at a redemption price equal to 125% of the aggregate principal and accrued interest outstanding under this Debenture. Nothing in this subsection shall limit the Registered Holder's right to convert this Debenture on or prior to such Change in Control. For purposes hereof, a "Change in Control" shall be deemed to have occurred if (A) any person or group (as defined for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall have become the beneficial owner or owners of more than 50% of the outstanding voting stock of the Company; (B) there shall have occurred a merger or consolidation in which the Company or an affiliate of the Company is not the survivor or in which holders of the Common Stock of the Company shall have become entitled to receive cash, securities of the Company other than voting common stock or securities of any other person; (C) at any time persons constituting the Existing Board of Directors cease for any reason whatsoever to constitute at least a majority of the members of the Board of Directors of the Company; or (D) there shall have occurred a sale of all or substantially all the assets of the Company. For purposes hereof, the term "Existing Board of Directors" shall mean the persons constituting the Board of Directors of the Company on the date hereof, together with each new director whose election, or nomination for election by the Company's stockholders is approved by a vote of the majority of the members of the Existing Board of Directors who are in office immediately prior to the election or nomination of such director.

                           (b) In the event that the Company is subject to
Nasdaq Rule 4310 or 4460, if prior to the time the stockholders of the Company shall have approved the transactions contemplated by the Securities Purchase Agreement as provided in clause (B) below, the number of shares of Common Stock issued (i) upon conversion of the Debentures and (ii) in lieu of interest payments on the Debentures, if any, (collectively, the "Conversion Shares"), shall be equal to or more than 19.9% of the number of the shares of capital stock outstanding on the Initial Closing Date (a "Redemption Event"), the Company shall have the option to (A) redeem the outstanding principal amount of this Debenture at the redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued interest on this Debenture, if any, or (B) call a special meeting of its stockholders for the purpose of approving the transactions contemplated by the Securities Purchase Agreement, including the issuance of the Debentures and Warrants on the terms set forth therein, together with any other approvals that shall be required so as to cause the transactions contemplated by the Securities Purchase Agreement to remain in compliance with the Rules and Regulations of Nasdaq (including Rule 4460 of Nasdaq's Non-Qualitative Designation Criteria on the occurrence of a Redemption Event; such approvals are referred to herein as the "Required Approvals"). The
Company shall determine within five (5) business days following the occurrence of any Redemption Event which of such actions it shall take, and shall promptly furnish notice to the Purchaser as to such determination, including, if applicable, a notice of redemption. If the Company does not make a determination within such five (5) day period, this Debenture shall be redeemed the first business day following the end of such five (5) day period, if any, at the redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued interest on the Debenture, if any.

                           (c) If the Company elects to call a special meeting
of its stockholders pursuant to Section 6(b) to obtain the Required Approvals, the Company shall obtain such Required Approvals within thirty (30) days of the distribution of the notice described in such Section (such thirty (30) day period is referred to herein as an "Approval Period"). If such approval is not obtained within the Approval Period, this Debenture shall be redeemed on the first business day following the Approval Period at the redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued interest on the Debenture, if any.


                           (d) If the Company fails to have a registration
statement effective within one hundred fifty (150) days of the date of the Securities Purchase Agreement, at the option of the Purchaser, the Company shall redeem these Debentures at a redemption price of one hundred twenty-five percent (125%) of the principal amount hereof plus accrued and unpaid interest thereon, if any.

                           If the Company shall be required to redeem the
Debentures pursuant to any of the terms or conditions set forth in this Section 7, the Company shall remit the redemption price to the Registered Holder thereof immediately upon such redemption.

         8. COVENANTS.

                           (a) The Company will pay all taxes, assessments and
governmental charges lawfully levied or assessed upon it, its property and any part thereof, and upon its income for profits, and any part thereof, before the same shall become delinquent; and will duly observe, and conform to, all lawful requirements of any governmental authority relative to any of its property, and all covenants, terms and conditions upon or under which any of its property is held; provided that nothing in this Section shall require the Company to observe or conform to any requirement of governmental authority so long as the validity thereof shall be contested in good faith by appropriate proceedings or to pay any such tax, assessment or governmental charges so long as the validity thereof shall be contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Company.

                           (b) Subject to the other provisions of this
Debenture, the Company at all times will maintain its corporate existence and right to carry on its business and will duly procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises; PROVIDED, HOWEVER, that nothing herein contained shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises which, in the judgment of the Board, can no longer be profitably exercised, nor to prevent the consolidation, merger or liquidation of any subsidiary or subsidiaries of the Company with or into the Company.

                           (c) The Company will at no time close its stock
transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of, or in lieu of interest payments on, the Debentures, in any manner which interferes with the timely conversion of such Debentures.

                           (d) As used in this Debenture, the term "Common
Stock" shall include all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of the directors of the Company. The Company shall not, without the prior written consent of the Registered Holder of this Debenture, issue any shares of its capital stock, other than as permitted by Section 4(i) of the Securities Purchase Agreement, in exchange for Debentures as provided hereunder or upon exercise of the Warrants in accordance with the terms thereof.

                           (e) The Company will not, by amendment of its
Articles of Incorporation or By-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or pursuant to the Securities Purchase Agreement by the Company, and will at all times assist in good faith in the carrying out of all the provisions of this Debenture and the Securities Purchase Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Registered Holders of the Debentures against impairment.

                           (f) In the event of any taking by the Company of a
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Registered Holder of the Debentures, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  9. LIMITATION ON CERTAIN CORPORATE ACTS. The Company hereby covenants and agrees that upon any consolidation or merger or upon the transfer of all or substantially all of the property or assets of the Company, the due and punctual payment of the principal and interest on all the Debentures according to their tenor and the due and punctual performance and observance of all the terms, covenants and conditions of the Debentures and the Securities Purchase Agreement to be kept and performed by the Company shall be expressly assumed by the corporation formed by such consolidation, or into which the Company shall have merged or by the purchaser of such property or assets; and such assumption shall be an express condition of such merger or consolidation agreement or agreement for the transfer of property or assets.

                  10. EVENTS OF DEFAULT. In case one or more of the following events of default shall have occurred:

                           (a) default in the due and punctual payment of
interest upon or principal of any of the Debentures as and when the same becomes due and payable either at maturity or otherwise; or

                           (b) failure to deliver the shares of Common Stock
required to be delivered upon conversion of, or in lieu of interest payments on, the Debentures in the manner and at the time required by Section 5 of the Securities Purchase Agreement; or

                           (c) failure of the Company to have authorized the
number of shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures, or exercise of the Warrants; or

                           (d) failure on the part of the Company to duly
observe or perform any of its other covenants or agreements contained in, or to cure any material breach in a material representation or covenant contained in the Securities Purchase Agreement, the Debentures or the Registration Rights Agreement for a period of ten (10) days after the date on which written notice of such failure or breach requiring the same to be remedied has been given by a Registered Holder to the Company; or

                           (e) a decree or order by a court having jurisdiction
has been entered adjudging the Company (or any Material Subsidiary (as herein after defined)) bankrupt or insolvent, or approving a petition seeking reorganization of the Company (or any Material Subsidiary) under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of thirty (30) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company (or any Material Subsidiary) or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of thirty (30) days; or

                           (f) the Company (or any Material Subsidiary)
institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or if the Company (or any Material Subsidiary) shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or if the Company (or any Material Subsidiary) takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

                           (g) if any default shall occur under any indenture,
mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company (or a Material Subsidiary), in excess of $50,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $50,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable; or

                           (h) if any of the Company or its subsidiaries shall
default in the observance or performance of any material term or provision of a material agreement to which it is a party or by which it is bound, and such default is not waived or cured within the applicable grace period; or

                           (i) if a final judgment which, either alone or
together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $50,000 shall be rendered against the Company (or any Material Subsidiary) and such judgment shall have continued undischarged or unstayed for thirty (30) days after entry thereof;

then, in each and every such case other than those specified in clauses (e) and
(f) above, so long as such event of default has not been remedied and unless the principal of all the Debentures has already become due and payable, the holder of this Debenture, by notice in writing to the Company, may declare the principal of this Debenture and the interest accrued thereon, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding and, upon the occurrence of the events specified in clauses (e) and (f) above, such principal and interest shall automatically become and shall be due and payable immediately without any action on the part of any holder of Debentures, anything herein contained to the contrary notwithstanding.

                           For purposes of this Section 10, "Material
Subsidiary" means any subsidiary with respect to which the Company has directly or indirectly invested, loaned, advanced or guaranteed the obligations of, an aggregate amount exceeding fifteen percent (15%) of the Company's gross assets, or the Company's proportionate share of the assets or net income of which (based on the subsidiary's most recent financial statements) exceed fifteen percent (15%) of the Company's gross assets or net income, respectively, or the gross revenues of which exceed fifteen percent (15%) of the gross revenues of the Company based upon the most recent financial statements of such subsidiary and the Company.

                  11. TRANSFERABILITY. This Debenture is transferable, in whole or in part, only in accordance with the terms of Section 5 of the Securities Purchase Agreement. The Registered Holder may submit a written request, in person or by his duly authorized attorney, for a transfer of this Debenture on the register of the Company maintained at its principal offices. The Company may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof, for the purpose of receiving payment of the principal thereof and interest hereon, whether or not the same shall be overdue, and for all other purposes whatsoever, including but without limitation, the giving of any written notices required hereunder, and the Company shall not be affected by any notice to the contrary

                  12. STOCK SPLITS; DIVIDENDS; ADJUSTMENTS; REORGANIZATIONS.

                           (a) If the Company, at any time after the Original
Issue Date, (i) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including investments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) issue any securities payable in shares of Common Stock, (iii) subdivide the outstanding shares of Common Stock into a larger number of shares,
(iv) combine outstanding shares of Common Stock into a smaller number of shares, the Fixed Price and each Floating Reference Price prior to the date of any such occurrence (collectively, the "Reference Prices") shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of an issuance, a subdivision or a combination.

                           (b) In the event that the Company, at any time after
the Original Issue Date, issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible or exchangeable securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible or exchangeable securities (other than shares or options issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the date of the Securities Purchase Agreement and listed in the Company's most recent periodic report filed under the Exchange Act) at an effective purchase price per share which is less than the Fixed Price then in effect, then the Fixed Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying such Fixed Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fixed Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

                           For the purposes of the foregoing adjustment, in the
case of the issuance of any convertible or exchangeable securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Exchangeable Securities"), the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Exchangeable Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Exchangeable Securities.

                           (c) If the Company, at any time after the Original
Issue Date, shall distribute to all holders of Shares of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 12(b) above) then in each such case the Fixed Price thereafter shall be determined by multiplying the Fixed Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price for Shares of Common Stock (as defined below) determined as of the record date mentioned above, and of which the numerator shall be such Market Price for Shares of Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidences of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board in good faith; PROVIDED, however that in the event of a distribution exceeding 25% of the net assets of the Company, such fair market value shall be determined by an Appraiser selected in good faith by the Board and holders of a majority in interest of the Debentures. In either case the adjustments shall be described in a statement provided to all holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one outstanding share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           "Market Price for Shares of Common Stock" shall mean
the price of one share of Common Stock determined as follows:

                                    (i)    If the Common Stock is then listed
or quoted on either the NASD Bulletin Board, the NASDAQ SmallCap Market or the NASDAQ National Market, the reported closing bid price for the Common Stock as reported by Bloomberg or the Journal on such day (or, if not so reported, as otherwise reported by The NASDAQ Small Cap Market, NASDAQ National Market or the NASD Bulletin Board, as the case may be);

                                    (ii) If the Common Stock is listed on the
New York Stock Exchange or the American Stock Exchange, the closing bid price for the Common Stock on such exchange on such day as reported by Bloomberg or the Journal;

                                    (iii) If neither (i) nor (ii) apply but the
Common Stock is quoted in the over-the-counter market, another recognized exchange or on the pink sheets, the last reported bid price thereof on such date; and

                                    (iv) If neither clause (i), (ii) or (iii)
above applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                           (d) (1) In the event that at any time or from time to
time after the Original Issue Date, the Common Stock issuable upon the conversion of, or in lieu of interest payments on, the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by merger, consolidation, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 12), then and as a condition to each such event provision shall be made in a manner reasonably acceptable to the holders of Debentures so that each holder of Debentures shall have the right thereafter to convert such Debenture into, and to receive in lieu of interest payments, the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Fixed Price) issued in connection with the above described transaction.

                                    (2) If at any time or from time to time
after the Initial Closing Date there is a capital reorganization of the Common Stock, including by way of a sale of all or substantially all of the assets of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Paragraph
12), then, as a part of and a condition to such reorganization, provision shall be made in a manner reasonably acceptable to the holders of the Debentures so that the holders of the Debentures shall thereafter be entitled to receive upon conversion of, or in lieu of interest payments on, the Debentures the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion, or in lieu of interest payments on, the Debentures would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph 12 with respect to the rights of the holders of the Debentures after the reorganization to the end that the provisions of this Paragraph 12 shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                           (e) If at any time during the period ending twelve
(12) months after the Original Issue Date, (but not including up to $1,000,000 of the $5,000,000 private offering of the Company's debentures that the Company was in the process of placing prior to the Initial Closing Date and has subscription agreements from investors for $275,000 as of the Initial Closing
Date) the Company sells or agrees to sell (including pursuant to a letter of intent, term sheet, or similar means) shares of Common Stock or securities or options convertible into, exercisable for, or exchangeable for, shares of Common Stock (other than (i) a sale pursuant to a bona fide registered public offering of shares of Common Stock by the Company conducted on the basis of a firm commitment underwriting raising at least $10,000,000 and (ii) shares or options issued pursuant to the Company's employee, director or consultant stock option plans) then, if the effective or maximum sales price of the shares of Common Stock with respect to such transaction (including the effective or maximum conversion exercise or exchange price) ("Other Price") is less than the Fixed Price of the Debentures at such time, the Company, at the option of a holder exercised by written notice to the Company, shall adjust the Fixed Price applicable to the Debentures of such holder not yet converted in form and substance reasonably satisfactory to such holder of Debentures so that the conversion price applicable to those Debentures shall, in no event, be greater, after giving effect to all other adjustments contained therein, than the Other Price.

                           (f) Whenever any element of the Applicable Conversion
Price is adjusted pursuant to Section 12(a), (b), (c), (d) or (e), the Company shall promptly mail to each holder of the Debentures, a notice setting forth the Applicable Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (g) In the event of any taking by the Company of a
record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible or exchangeable into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company, shall deliver to each holder of Debentures at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                  13. REMEDIES CUMULATIVE. The rights, powers and remedies given to the payee and Company under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of the Securities Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

                  14. NON-WAIVER. Any forbearance, failure or delay by the payee or Company in exercising any right, power or remedy under this Debenture, the Securities Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the payee or Company shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

                  15. MODIFICATIONS AND WAIVERS. No modification or waiver of any provision of this Debenture, the Securities Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the payee and Company, and any such modification or waiver shall apply only in the specific instance for which given.

                  16. ATTORNEY'S FEES. If this Debenture shall not be paid when due and shall be placed by the Registered Holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, or if this Debenture shall not be converted into shares of Common Stock on the Conversion Date, subject to the provisions of Section 6 hereof, and an action is brought by the Registered Holder with respect thereto, the Company shall pay attorney's fees to the Registered Holder or if more than one Registered Holder then the fees of one lead attorney hereof, together with reasonable costs and expenses of collection or enforcement incurred in connection with any such action.

                  17. ENFORCEMENT; SPECIFIC PERFORMANCE. (a) In case any one or more Events of Default shall occur and be continuing, a Registered Holder of a Debenture then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. Each holder agrees that it will give written notice to the other holders prior to instituting any such action.

                           (b)  The Company expressly agrees that each
Registered Holder may not have adequate remedies at law if the Company does not perform its obligations under this Debenture. Upon a breach of the terms or covenants of this Debenture by the Company, the Registered Holder shall, each in addition to all other remedies, be entitled to obtain injunctive relief, and an order for specific performance of the Company's obligations hereunder.

                  18. GOVERNING LAW. This Debenture and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding shall be conclusive and binding, and may be enforced in any federal or state court in the United States by suit on the judgment or in any other manner provided by law. Nothing contained in this Debenture shall affect or limit the right of the Registered Holder to serve any process or notice or motion or other application in any other manner permitted by law, or limit or affect the right of the Registered Holder to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company hereby consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  19. PAYEE DEFINED. The term "payee" as used herein shall be deemed to include the payee and its successors, endorsees and assigns.

                  20. WAIVER OF PRESENTMENT, ETC. The undersigned hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

                  21. HEADINGS. The headings contained in this Debenture are for reference purposes only and shall not affect the meaning of interpretation of this Debenture.

                  22. NOTICES. Any notice to any party required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to such party at the address set forth in the first paragraph of this Agreement with a copy to the Company at the address set forth below, and to the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

                  COMPANY: Airtech International Group, Inc. 15400 Knoll Trail, Suite #200 Dallas, Texas 77063 ATTENTION: C.J. Comu, CEO Tel: (972) 960-9400 x111 Fax: (972) 960-9395 REGISTERED HOLDER:PK Investors LLC c\o WEC Asset Management LLC 110 Colabaugh Pond Road Croton-on-Hudson, New York 10520
ATTENTION:  Daniel J. Saks Tel: (914) 271-2211 Fax:  (914) 271-0889 WITH A COPY
TO:   Pryor Cashman Sherman & Flynn LLP 410 Park Avenue New York, New York
10022 ATTENTION:  Mark Saks, Esq. Tel:  (212) 326-0140 Fax: (212) 326-0806
                  23. AMENDMENTS AND MODIFICATION. Changes in or additions to this Debenture may be made, and compliance with any covenant or condition herein set forth may be omitted only if the Company shall obtain the written consent from the Registered Holder of this Debenture.

     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK, SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of February 22, 2000.

                                     AIRTECH INTERNATIONAL GROUP, INC.



                                     By:_________________________________
                                     _______
                                         Name:
                                         Title:

                              NOTICE OF CONVERSION

                  The conversion form appearing below should only be executed by the Registered Holder desiring to convert all or part of the principal amount of the Debenture attached hereto.
                                  CONVERSION FORM
                  Date:    ____________________________________________


                  TO: AIRTECH INTERNATIONAL GROUP, INC.

                  The undersigned hereby exercises the conversion privilege upon the terms and conditions set forth in the attached Debenture, to the extent of the maximum number of shares of Common Stock issuable pursuant to the terms of
Section 6 of the Debenture, and accordingly, authorizes the Company to apply $__________ principal amount of the attached Debenture to payment in full for such shares of Common Stock. Please register such shares and make delivery thereof as follows:

                  Registered in the Name of (Giving First or Middle Name in
                  Full)

                  Name_______________________________________________________
                  ______
                       (Please Print)

                  Address____________________________________________________
                  ______

                                DELIVERY INSTRUCTIONS

                  To be completed ONLY if Certificates are to be mailed to persons other than the Registered Holder.

                  Name_______________________________________________________
                  _____
                       (Please Print)

                  Address____________________________________________________
                  ______

                  Signature__________________________________________________
                   _____

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto _______________________________________________________ with an address at_____________________________________________________________________
__________________and a Federal Identification Number of_______________________
_____________the within Debenture and all rights thereunder, hereby irrevocably authorizing the Company to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

                  Dated:_____________________________________________

                  Signature:__________________________________________

                  Print Name:________________________________________


EXHIBIT B


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR ANY STATE SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT.

                     No. of Shares of Common Stock: 250,000

                                     WARRANT

                            To Purchase Common Stock of

                           AIRTECH INTERNATIONAL GROUP, INC.


                  THIS IS TO CERTIFY THAT PK Investors LLC, a Delaware limited liability company, or its registered assigns, is entitled, at any time from the Warrant Issuance Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from Airtech International Group, Inc., a Wyoming corporation (the "Company"), two hundred fifty thousand (250,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share equal to $2.585 (subject to any adjustments made to such amount pursuant to Section 4 hereto) on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.   DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Initial Closing Date, other than Warrant Stock.

                  "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company as of the last day of any month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP (assuming the payment of the exercise prices for such shares) by a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Holder.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                   "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $.05 per share, of the Company as constituted on the Initial Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.4.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Warrant Price" shall mean, $2.585 subject to any adjustments to such amount made in accordance with Section 4 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" shall February 22, 2005.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant, outstanding on such date, and other options or warrants to purchase, or securities convertible into, including without limitation the shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.
                  "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

                  "Initial Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

                  "Market Price" per Common Share means the average of the closing bid prices of the Common Shares as reported on the National Association of Securities Dealers Automated Quotation System for the National Market, ("NASDAQ") or, if such security is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by the National Association of Security Dealers, Inc., or a similar generally accepted reporting service, as the case may be, for the five (5) trading days immediately preceding the date of determination.

                  "Other Property" shall have the meaning set forth in Section 4.4.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement dated a date even herewith by and between the Company and PK Investors LLC, as it may be amended from time to time.

                  "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1(a).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of a date even herewith by and between the Company and PK Investors LLC, as it may be amended from time to time.
                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Transfer Notice" shall have the meaning set forth in Section 9.2.

                  "Warrant Issuance Date" shall mean any date on which Warrants are issued pursuant to the Securities Purchase Agreement.

                  "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.   EXERCISE OF WARRANT

                  2.1. MANNER OF EXERCISE. From and after the Warrant Issuance Date and until 5:00 P.M., New York City time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment by cash, check or bank draft payable to the Company of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank or by the Holder's surrender of Warrant Stock (or the right to receive such number of shares) having an aggregate Market Price equal to the Warrant Price for all shares then being purchased and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as EXHIBIT A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Warrant Price. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  The Holder shall be entitled to exercise the Warrant notwithstanding the commencement of any case under 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the Holder's exercise right. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the exercise of the Warrant. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

                  2.2. PAYMENT OF TAXES AND CHARGES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof.

                  2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price per share of Common Stock on the relevant exercise date.

                  2.4. CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10 and 14 of this Warrant. The Company will, at the time of exercise of this Warrant, in whole or in part, upon the request of Holder, acknowledge in writing, in form reasonably satisfactory to Holder, its continuing obligation to afford Holder all such rights; PROVIDED, HOWEVER, that if Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to Holder all such rights.

              2.5. RIGHT TO CONVERT WARRANT. The Holder shall have the right to convert, in whole or in part, this Warrant (the "Conversion Right") at any time prior to the expiration of the Exercise Period, into shares of Common Stock in accordance with this Section 2.5, provided that such Conversion Right shall not be available to the Holder in the event that the registration statement filed pursuant to the Registration Rights Agreement covering the Registrable Securities (as defined in the Registration Rights Agreement) is effective. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Warrant Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the portion of this Warrant being converted at the time the Conversion Right is exercised (determined by subtracting the Warrant Price for the portion of this Warrant being converted (in effect immediately prior to the exercise of the Conversion Right) from the amount obtained by multiplying the number of shares of Common Stock issuable upon the whole or partial exercise of this Warrant, as the case may be, by the Market Price immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice (the "Conversion Notice") to the Company at the offices of the Company, exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to the conversion and (ii) a place and date not less than two (2) nor more than twenty
(20) Business Days from the date of the Conversion Notice for the closing of such purchase.

                  At any closing under this Section 2.5, (i) the Holder will surrender this Warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion. If this Warrant shall have been converted only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of such stock certificates and new Warrants, except that, in case such stock certificates and/or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes that are payable upon the issuance of such stock certificates or new Warrants shall be paid by the Holder at the time of delivering the notice of exercise mentioned above.

3.   TRANSFER, DIVISION AND COMBINATION

                  3.1. TRANSFER. Subject to compliance with Sections 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 12, together with a written assignment of this Warrant substantially in the form of EXHIBIT B hereto duly executed by Holder or its agent or attorney. Upon such surrender, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
                  3.2. DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

                  3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.   ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                  4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                           (a)      take a record of the holders of its Common
Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                           (b)      subdivide its outstanding shares of Common
Stock into a larger number of shares of Common Stock, or

                           (c)      combine its outstanding shares of Common
Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

                  4.2. CERTAIN OTHER DISTRIBUTIONS.

                           (a)      If at any time prior to the Expiration
Date the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:
                                    (i)    cash,
                                    (ii)   any evidences of its indebtedness,
                           any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or
                                    (iii)  any warrants or other rights to
                           subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),
then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised the Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 4.1.

                           (b)      In case the Company shall issue any Common
Stock or any rights, options or warrants to all holders of record of its Common Stock (each an "Issuance") entitling all holders to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price per share of the Common Stock on the date fixed for such issue, the Current Warrant Price in effect immediately prior to the close of business on the date fixed for such determination shall be reduced to the amount determined by multiplying such Current Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Market Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduced amount to become effective immediately after the close of business on the date fixed for such determination. For the purposes of this clause (b), (i) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company and (ii) in the case of any rights, options or warrants which expire by their terms not more than 60 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Current Warrant Price shall be made until the expiration or exercise of all rights, options or warrants, whereupon such adjustment shall be made in the manner provided in this clause
(b), but only with respect to the shares of Common Stock actually issued pursuant thereto. Such adjustment shall be made successively whenever any event specified above shall occur up to February 22, 2003. For Company Issuances after February 22, 2003 no adjustment pursuant to this Section 4.2 shall be made. The Company agrees to notify the Holders as soon as practical of any Issuances after February 22, 2003 to allow reasonable time to convert. In the event that any or all rights, options or warrants covered by this clause (b) are not so issued or expire or terminate before being exercised, the Current Warrant Price then in effect shall be appropriately readjusted.

                  4.3. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

                           (a)      WHEN ADJUSTMENTS TO BE MADE.  The
adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (b)      FRACTIONAL INTERESTS.  In computing
adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                           (c)      WHEN ADJUSTMENT NOT REQUIRED.  If the
Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                           (d)      CHALLENGE TO GOOD FAITH DETERMINATION.
Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Holder and reasonably acceptable to the Company.

                  4.4. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate, subject to the Holder's consent, in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  4.5. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action taken in the ordinary course of the Company's business or any action described in this Section 4, which would have a material adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by an investment bank selected by Holder.

                  4.6. CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

                  4.7. NO VOTING RIGHTS. This Warrant shall not entitle its Holder to any voting rights or other rights as a shareholder of the Company.

5.   NOTICES TO HOLDER

                  5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder, its representatives, or any prospective purchaser of a Warrant designated by the Holder.

                  5.2.     NOTICE OF CORPORATE ACTION.  If at any time

                           (a)      the Company shall take a record of the
holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b)      there shall be any capital reorganization
of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                           (c)      there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least thirty (30) Business Days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least thirty (30) Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
Section 14.2.

6.   NO IMPAIRMENT

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK

                  From and after the Initial Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.
9.   RESTRICTIONS ON TRANSFERABILITY

                  The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

                  9.1. RESTRICTIVE LEGEND. The Holder by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

                           (a) Each certificate for Warrant Stock issuable hereunder shall bear a legend substantially worded as follows unless such securities have been sold pursuant to an effective registration statement under the Securities Act:

                                  "The securities represented by this
                        certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The securities may not be offered for sale, sold, assigned, offered, transferred or otherwise distributed for value except (i) pursuant to an effective registration statement under the Act or any state securities laws or (ii) pursuant to an exemption from registration or prospectus delivery requirements under the Act or any state securities laws in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

                           (b) Except as otherwise provided in this Section 9, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                                  "This Warrant and the securities
                        represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be transferred in violation of such Act, the rules and regulations thereunder or any state securities laws or the provisions of this Warrant."

                  9.2. NOTICE OF PROPOSED TRANSFERS. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give five (5) days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act or state securities laws. After the Company's receipt of the Transfer Notice and opinion, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer and the Warrant issued upon such Transfer shall bear the restrictive legends set forth in Section 9.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

                  9.3. REQUIRED REGISTRATION. Pursuant to the terms and conditions set forth in the Registration Rights Agreement, the Company shall prepare and file with the Commission not later than the thirtieth (30th) day after the Initial Closing Date, a Registration Statement relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its best efforts to cause the Commission to declare such Registration Statement effective in accordance with the terms set forth in Section 2(a) of the Registration Rights Agreement.

                  9.4. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and applicable state securities laws and disposed of pursuant thereto or (ii) when the

Company shall have received an opinion of counsel that such shares may be transferred without registration thereof under the Securities Act and applicable state securities laws. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                                  "THE RESTRICTIONS ON
                           TRANSFERABILITY OF THE WITHIN WARRANT
                           CONTAINED IN SECTION 9 HEREOF TERMINATED
                           ON ________, 20__, AND ARE OF NO FURTHER
                           FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legends set forth in Section 9.1.

                  9.5. LISTING ON SECURITIES EXCHANGE. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during the Exercise Period.

10.     SUPPLYING INFORMATION

                  The Company shall cooperate with Holder in supplying such information as may be reasonably necessary for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.     LOSS OR MUTILATION

                  Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.     OFFICE OF THE COMPANY

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant, such office to be initially located at 15400 Knoll Trail, Suite #200, Dallas, Texas 75248, fax
(972) 960-9395, provided, however, that the Company shall provide prior written notice to Holder of a change in address no less than thirty (30) days prior to such change.

13.     LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.     MISCELLANEOUS

                  14.1. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Expiration Date. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any direct and indirect losses, damages, costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  14.2. NOTICE GENERALLY. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                           (1)      if to the Company, to:

                                    Airtech International Group, Inc.
                                    15400 Knoll Trail, Suite #200

                                    Dallas, Texas  75248
                                    Attention:  C.J. Comu, CEO
                                    Tel: (972) 960-9400 x111
                                    Fax: (972) 960-9395
                           (2)      if to the Purchaser to:

                                    PK Investors LLC
                                    WEC Asset Management LLC
                                    110 Colabaugh Pond Road
                                    Croton-on-Hudson, New York  10520
                                    Attention:  Daniel J. Saks
                                    Tel: (914) 271-2211
                                    Fax: (914) 271-0889

with a copy to:
                                    Pryor Cashman Sherman & Flynn LLP
                                    410 Park Avenue
                                    New York, New York  10022
                                    Attention:  Mark Saks, Esq.
                                    Tel: (212) 326-0140
                                    Fax: (212) 326-0806

     The Company or the Holder may change the foregoing address by notice given pursuant to this Section 14.2.

                  14.3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant.

                  14.4. REMEDIES. Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  14.5. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

                  14.6. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived only with the prior written consent of the Company and the Holder.

                  14.7. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  14.8. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
                  14.9. GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws. The Company consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  [SIGNATURE PAGE FOLLOWS, REMAINDER OF PAGE INTENTIONALLY BLANK] IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  February 22, 2000

                                       AIRTECH INTERNATIONAL GROUP, INC.

By:___________________________
                        Name:
                        Title:

Attest:

By:___________________________
   Name:
   Title:

EXHIBIT A

SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of Common Stock of Airtech International Group, Inc., and herewith makes payment therefor in cash or by check or bank draft made payable to the Company, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and whose Federal Identification Number is ________________and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                         -------------------------------
                                         (Name of Registered Owner)

                                         -------------------------------
                                         (Signature of Registered Owner)

                                         -------------------------------
                                         (Street Address)

                                         -------------------------------
                                         (City)  (State)    (Zip Code)

         NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


     Name and                     Federal               Number of Shares
Address of Assignee        Identification Number        of Common Stock
-------------------        ---------------------        ----------------




and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of Airtech International Group, Inc., maintained for the purpose, with full power of substitution in the premises.

     Dated:__________________               Print Name:___________________

                                            Signature:____________________

                                            Witness:______________________



         NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


EXHIBIT C

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE

OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER HEREOF TO THE COMPANY OF AN OPINION OF COUNSEL STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE.

                       AIRTECH INTERNATIONAL GROUP, INC.

                      CONDITIONAL WARRANT TO PURCHASE 6%
                            CONVERTIBLE DEBENTURES
                     AND WARRANTS TO PURCHASE COMMON STOCK

               THE TRANSFERABILITY OF THIS SUPPLEMENTAL WARRANT
                    IS RESTRICTED AS PROVIDED IN SECTION 2.

Void after December 22, 2000                Right to Purchase up to $2,500,000
                                            principal amount of 6% Convertible
                                            Debentures and Warrants to Purchase
                                            up to 250,000 Shares of Common Stock


                                   PREAMBLE

         Airtech International Group, Inc. (the "Company"), a Wyoming corporation, hereby certifies that, for value received, PK Investors LLC, whose address is 110 Colabaugh Pond Road, Croton-on-Hudson, New York 10520, or its registered assigns (hereinafter, the "Registered Holder"), is, subject to the terms set forth herein, entitled to purchase from the Company at any time or from time to time beginning on the date hereof and ending at 5:00 P.M. New York time, on the date ten (10) months from the date hereof (the "Expiration Time") up to (i) two million five hundred thousand dollars ($2,500,000) of the Company's 6% Convertible Debentures (the "Additional Debentures") substantially in the form of EXHIBIT A to the Securities Purchase Agreement (as defined below) and (ii) warrants (the "Additional Warrants") to purchase one hundred thousand (100,000) shares of common stock, par value $.05 per share (the "Common Stock") for each one million dollars in principal value Additional Debentures purchased hereunder. For purposes of this warrant (the "Supplemental Warrant") the aggregate price paid by the Registered Holder for the Additional Debentures and the Additional Warrants, as applicable, is referred to herein as the "Purchase Price".

         Subject to the terms set forth herein from time to time, beginning ninety(90) days after the date on which the registration statement covering the Securities is declared effective by the Commission and ending at the Expiration Time and provided that the Closing Bid Price on the date of delivery of the Supplemental Exercise Notice is greater than the Closing Bid Price on the Initial Closing Date, at the election of the Company upon delivery of a Supplemental Exercise Notice to the Registered Holder, the Registered Holder shall at any time or from time to time before the Expiration Time be required to exercise this Supplemental Warrant and purchase up to two million five hundred thousand dollars ($2,500,000) of Additional Debentures and Additional Warrants to purchase up to two hundred fifty thousand (250,000) shares of Common Stock (minus any such Additional Debentures and Additional Warrants previously purchased hereunder), at the Purchase Price; provided, that, the Registered Holder shall not be required to exercise and purchase any such shares if at any time from and after the delivery to the Registered Holder of the Supplemental Exercise Notice through the Supplemental Closing Date (the "Interim Period") any of the Closing Conditions (as defined below) shall not have been satisfied.

         This Warrant is the Supplemental Warrant (the "Supplemental Warrant") to purchase up to two million five hundred thousand dollars ($2,500,000) of Additional Debentures and Additional Warrants to purchase up to two hundred fifty thousand (250,000) shares of Common Stock issued pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of February 22, 2000, by and between the Company and PK Investors LLC. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of this Supplemental Warrant. A copy of the Securities Purchase Agreement, including the Exhibits thereto, may be obtained by any Registered Holder of the Supplemental Warrant from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, including the Exhibits thereto.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Closing Bid Price" shall mean the closing bid price on any trading day (a) if the Common Stock is then listed or quoted on either the NASD Bulletin Board, the NASDAQ SmallCap Market or the NASDAQ National Market, the reported closing bid price for the Common Stock as reported by Bloomberg L.P. or The Wall Street Journal or on such day (or, if not so reported, as otherwise reported by The NASDAQ Small Cap Market, NASDAQ National Market or the NASD Bulletin Board, as the case may be), (b) if the Common Stock is listed on either the American Stock Exchange or New York Stock Exchange, the closing bid price for the Common Stock on such exchange on such day as reported by Bloomberg or the Journal or (c) if neither (a) nor (b) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange, or on the pink sheets, the last reported bid price thereof on such date. If the prices of the Common Stock cannot be calculated on such date on any of the foregoing bases, such prices on such date shall be the fair market value as mutually determined by the Company and the Registered Holder for which the calculation is required in order to determine the Applicable Conversion Price; PROVIDED, HOWEVER, that if the Company and the Registered Holder are unable to mutually determine the fair market value, such fair market value shall be determined by an by a nationally recognized investment banking firm or firm of independent certified public accountants of recognized standing (which firm may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board and holders of a majority in interest of the Debentures.

         (b) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

                  (c) The term "Common Stock" includes all shares of any
             class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of a contingency).

                  (d) The term the "Supplemental Exercise Notice" shall mean a written notice delivered not less than ten (10) business days nor more than twenty (20) business days prior to the Supplemental Closing Date which sets forth the Additional Debentures and the number of shares of Common Stock purchasable pursuant to the Additional Warrant.

                  (e) The term the "Supplemental Closing Date" shall mean the date specified in a duly delivered Supplemental Exercise Notice.

                  (f) The term "Major Transaction" shall be deemed to have
             occurred at such time as any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than (A) pursuant to migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (B) a consolidation, merger or other business combination in which the Company is the surviving entity and holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power necessary to elect a majority of the members of the board of directors of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than thirty percent (30%) of the outstanding shares of Common Stock.

         (g) The term "Material Adverse Change" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (h) The term "Other Securities" refers to any class of
             shares (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Supplemental Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Supplemental Warrant, in lieu of or in addition to the Additional Debentures and Additional Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of the Additional Debentures or Additional Warrants or Other Securities.

         (i) The term "Triggering Event" shall be deemed to have occurred at such time as any of the following events: (i) the failure of the Initial Registration Statement to be declared effective by the Securities and Exchange Commission on or prior to the Effectiveness Deadline; (ii) while the Initial Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Initial Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Additional Debentures for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holders of Registrable Securities; (iii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive days; (iv) the Company's notice to any holder of Debentures, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of Debentures into shares of Common Stock; (v) if the Closing Bid Price for the Common Stock shall be less than two dollars ($2.00) per share at any time during the Interim Period; (vi) the Company's stockholders shall not have authorized and approved the transactions contemplated by the Securities Purchase Agreement and this Warrant in accordance with applicable law; (vii) a material breach by the Company of any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Supplemental Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby; (viii) if the average daily trading volume of the Common Stock on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, is less than thirty thousand (30,000) shares per day during the thirty (30) trading days prior to the Supplemental Closing Date;
or; or (ix) if John Potter or C.J. Comu are no longer employed by the Company in the position which they served the Company on the Initial Closing Date.

1.    REGISTRATION RIGHTS.

      The rights of the holder of this Supplemental Warrant to register the shares of Common Stock issuable upon conversion of the Additional Debentures purchasable hereunder and the shares of Common Stock issuable upon exercise of the Additional Warrants purchasable hereunder shall be as stated in the Registration Rights Agreement, which agreement is EXHIBIT E to the Securities Purchase Agreement.

2.    RESTRICTED STOCK.

      If, at the time of any transfer or exchange of this Supplemental
Warrant or any Additional Debentures or Additional Warrants issuable upon exercise of this Supplemental Warrant (other than a transfer or exchange not involving a change in the beneficial ownership of this Supplemental Warrant or any Additional Debentures or Additional Warrants, as applicable), such Supplemental Warrant, such Additional Debentures or such Additional Warrants shall not be registered under the Securities Act, and the Company's obligation to transfer such Supplemental Warrant, such Additional Debentures or such Additional Warrants shall be subject to the provisions of Section 4 of the Securities Purchase Agreement.

3. EXERCISE OF SUPPLEMENTAL WARRANT AND ISSUANCE OF ADDITIONAL DEBENTURES AND ADDITIONAL WARRANTS.

      3.1. EXERCISE IN FULL. The holder of this Supplemental Warrant may, and shall on the Supplemental Closing Date, provided the Supplemental Exercise Notice is given and the Closing Conditions are satisfied as required below, exercise this Supplemental Warrant in full by surrendering this Supplemental Warrant, with the form of Election to Purchase at the end hereof duly executed by such holder, to the Company in the manner set forth in Section 11 of the Securities Purchase Agreement. The surrendered Supplemental Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount equal to two million five hundred thousand dollars ($2,500,000).

      3.2. PARTIAL EXERCISE. This Warrant may, and shall on the Supplemental Closing Date provided, the Supplemental Exercise Notice is given and the Closing Conditions are satisfied as required above, be exercised in part by surrender of this Supplemental Warrant in the manner provided in Subsection 3.1, except that the exercise price shall be equal to the aggregate principal amount of the Company's Debentures as shall be designated by the holder or the Company, as applicable, in the Supplemental Exercise Notice. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Supplemental Warrant or Supplemental Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants equal to the number of shares of Additional Debentures and Additional Warrants called for on the face of this Supplemental Warrant minus the number of such shares designated by the Registered Holder in the applicable Supplemental Exercise Notice.

         3.3. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise, exchange or transfer of this Supplemental Warrant, upon the request of the Registered Holder hereof, acknowledge in writing its continuing obligation to afford to such Registered Holder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Registered Holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Supplemental Warrant, provided that if the Registered Holder of this Supplemental Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Registered Holder or transferee any such rights.

         3.4. SUPPLEMENTAL WARRANT TO PURCHASE COMMON STOCK. Within five (5) Business Days of any exercise of this Supplemental Warrant, the Company shall issue to the Registered Holder a Warrant substantially in the form of EXHIBIT B to the Securities Purchase Agreement (except that initially the Current Warrant Price shall be equal to 110% of average closing bid price for five (5) trading days prior to the date of exercise of the Supplemental Warrant) to purchase such number of shares of Common Stock as shall equal the product of (x) .10 and (y) the Purchase Price paid by the Registered Holder pursuant to any exercise of this Supplemental Warrant.

4. DELIVERY OF SHARE CERTIFICATES UPON EXERCISE. Following the exercise of this Supplemental Warrant in full or in part, within the time periods and in the manner provided by Section 5(b) of the Securities Purchase Agreement, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a Debenture substantially in the form of EXHIBIT A to the Securities Purchase Agreement to which such Registered Holder shall be entitled on such exercise.

CLOSING CONDITIONS. Notwithstanding anything herein to the contrary, the Company shall not be permitted to deliver a Supplemental Exercise Notice, nor shall the Registered Holder be required to exercise and purchase on a Supplemental Closing Date any Additional Debentures and Additional Warrants unless in either case each of the following conditions is satisfied: (i) the Initial Registration Statement shall have been declared effective and shall remain effective for a period of at least ninety (90) days and at all times during the applicable Interim Period; (ii) the Closing Bid Price for the Common Stock shall not be less than two dollars and fifty cents ($2.50) per share; (iii) during the period beginning on the original issue date of this Supplemental Warrant and ending on and including the applicable Supplemental Closing Date, there shall not have occurred (A) a public announcement of a Major Corporate Event which has not been abandoned or terminated, (B) a Triggering Event or (C) a Material Adverse Change; (iv) at all times during the period beginning on the original issue date of this Supplemental Warrant and ending on and including the applicable Supplemental Closing Date, the Common Stock shall have been designated on the NASDAQ OTC Bulletin Board, the Nasdaq SmallCap Market or National Market System and shall not have been suspended from trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock from so trading; (v) the Company's Articles of Incorporation as amended pursuant to the Articles of Amendment filed pursuant to the Securities Purchase Agreement shall be in full force and effect and shall not have been amended since the original issue date of this Supplemental Warrant; (vi) the representations and warranties of the Company in the Securities Purchase Agreement shall be true and correct as of the date when made and as of the applicable
Supplemental Closing Date as though made at that time (except for representations and Supplemental Warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Primary Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Supplemental Closing Date (and the Registered Holder of this Supplemental Warrant shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Supplemental Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such holder); and (vii) as of the applicable Supplemental Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, the sum of (i) two (2) times the sum of
(x) maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Shares and (y) the maximum number that could be issuable upon conversion of the Additional Shares and (ii) the sum of the number of shares of Common Stock issuable upon exercise in full of the Initial Warrants and the Additional Warrant, in each case without regard to whether the Supplemental Warrant shall have been exercised solely for the purpose of effecting the conversion of Additional Debentures and Exercise of the Additional Warrants, as applicable.

6. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Supplemental Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Supplemental Warrants, as specified herein and in the Securities Purchase Agreement, against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Shares receivable on the exercise of the Supplemental Warrant above the amount payable therefor on such exercise, and (b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

7. NOTICE OF RECORD DATE. In case of:
                  (a) any taking by the Company of a record of the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                  (c) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Supplemental Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

8. EXCHANGE OF SUPPLEMENTAL WARRANTS. On surrender for exchange of any Supplemental Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Supplemental Warrant or Supplemental Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the Additional Debentures and Additional Warrants called for on the face or faces of the Supplemental Warrant or Supplemental Warrants so surrendered.

9. REPLACEMENT OF SUPPLEMENTAL WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Supplemental Warrant and, in the case of any such loss, theft or destruction of any Supplemental Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Supplemental Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Supplemental Warrant of like tenor.

10. SUPPLEMENTAL WARRANT AGENT. The Company may, by written notice to each holder of a Supplemental Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Additional Debentures and Additional Warrants on the exercise of the Supplemental Warrants pursuant to
Section 3, exchanging Supplemental Warrants pursuant to Section 8, and replacing Supplemental Warrants pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11. REMEDIES. The Company stipulates that the remedies at law of the holder of this Supplemental Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Supplemental Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. NEGOTIABILITY, ETC. This Supplemental Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

                  (a) subject to the terms of Section 4 of the Securities Purchase Agreement, title to this Supplemental Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                  (b) any person in possession of this Supplemental Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Supplemental Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                  (c) until this Supplemental Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. NOTICES. All notices and other communications from the Company to the Registered Holder of this Supplemental Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation postage prepaid by certified mail return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered
Holder of this Supplemental Warrant who has so furnished an address to the Company.

14. MISCELLANEOUS. This Supplemental Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Supplemental Warrant is being delivered in the State of New York and, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of Delaware, shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. The headings in this Supplemental Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

        [SIGNATURE PAGE FOLLOWS, REMAINDER OF PAGE INTENTIONALLY BLANK]
         IN WITNESS WHEREOF, the undersigned have executed this Supplemental Warrant as of February 22, 2000.


                                        AIRTECH INTERNATIONAL GROUP, INC.



                                        By:___________________________________
                                           Name:
                                           Title:



ACKNOWLEDGED AND AGREED:



PK INVESTORS LLC

By:  WEC ASSET MANAGEMENT LLC, Manager


By:___________________________________
Name: Daniel J. Saks
Title: Managing Director

                                                                         ANNEX A

                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Supplemental Warrant, to purchase [_____] Additional Debentures and Additional Warrants to purchase [____] shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of AIRTECH INTERNATIONAL GROUP, INC., in the amount of [$________], all in accordance with the terms hereof. The undersigned requests that a Debenture and Warrant be registered in the name of _________________________, whose address is _________________________________ and that such stock certificates and warrants be delivered to ___________________________,whose address is __________________.

Dated:

      Name: ________________________________________

      Signature: ___________________________________
      (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Supplemental Warrant.)

      ______________________________________
      (Insert Social Security or Other
      Identifying Number of Holder)

                                                                         ANNEX B

                               FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE SUPPLEMENTAL WARRANT.)

      FOR VALUE RECEIVED, ____________________hereby sells, assigns and transfers unto __________________________________ Please print name and address of transferee) his Supplemental Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Supplemental Warrant on the books of the within-named Company, with full power of substitution.

Dated:

      Name: ________________________________________

      Signature: ___________________________________
      (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Supplemental Warrant.)

      ______________________________________
      (Insert Social Security or Other
      Identifying Number of Assignee)
                                                                       EXHIBIT D

                          [FORM OF OPINION OF COUNSEL]



                                                  February 22, 2000



PK Investors LLC
c\o WEC Asset Management LLC
110 Colabaugh Pond Road
Croton-on-Hudson, New York  10520

Dear Sirs:

                  This opinion is delivered to you pursuant to a Securities Purchase Agreement (the "Purchase Agreement") dated as of February 22, 2000, between PK Investors LLC (the "Purchaser") and Airtech International Group, Inc., a Wyoming corporation (the "Company"), in connection with the sale by the Company and purchase by the Purchaser of the Company's Initial Debentures, the Initial Warrants and the Supplemental Warrant. All capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

                  I have examined and am familiar with the Certificate of Incorporation and Bylaws of the Company any and all amendments thereto. I have also examined and am familiar with the Primary Documents and any and all other instruments executed and delivered by or on behalf of the Company in connection with the Purchase Agreement and the transactions contemplated thereunder. In addition to the foregoing, I have examined such minutes and other corporate proceedings of the Company and such matters of law, documents and certificates of public officials as I have deemed necessary in rendering my opinion. In all such examinations, I have assumed the genuineness of all the signatures on original documents and the conformity to original and certified documents of all copies submitted to me as conformed or photostatic copies.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the States of Wyoming, Texas or Nevada, as applicable, and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and in good standing as a foreign corporation in, and is authorized to do business under the laws of, each jurisdiction where the character of the properties owned or leased by it or the transaction of its business makes such qualification or authorization necessary and in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  2. The authorized and issued and outstanding capital stock of the Company are as stated in Section 3(b) of the Purchase Agreement. All shares of the outstanding capital stock of the Company have been validly issued and are fully paid and non-assessable. To our knowledge, Schedule 3 (b) of the Purchase Agreement accurately sets forth the information to be provided therein pursuant to Section 3 (b) of the Purchase Agreement.

                  3. The issuance by the Company of the Initial Debentures, the Initial Warrants and the Supplemental Warrant (collectively the "Initial Securities"), the Additional Debentures and Additional Warrants and the shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures and exercise of the Warrants (collectively, the "Shares") been duly authorized and the Initial Debentures and the Initial Warrants and Supplemental Warrant have been validly issued and the consideration to be paid therefore under the Purchase Agreement has been fully paid. The Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures, and upon exercise of the Warrants, when issued in accordance with the Primary Documents, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company to acquire any of the Initial Securities, or the Common Stock issuable to the Purchaser pursuant to the terms of the Debentures and the Warrants.

                  4. The Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended. The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act, if any, through the date hereof (prior to the offer and sale of the Securities). The Common Stock is listed and traded on the NASDAQ Bulletin Board, and to our knowledge there is no pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

                  5. The Company has the requisite corporate power and authority to enter into the Purchase Agreement and to issue and deliver the Debentures, the Warrants, and the Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures and upon the exercise or conversion of the Warrants.

                  6. The Primary Documents and the transactions contemplated thereby, have been duly and validly authorized by the Company and are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                  7. The execution and delivery of the Primary Documents and the consummation by the Company of the other transactions contemplated thereby, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company, or, to our knowledge, (i) any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or (ii) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States Federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets. Except as set forth on Schedule 3(h) to the Purchase Agreement, neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Debentures or the Warrants gives rise to any rights for or relating to the registration of any shares of the Common Stock.

                  8. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of the Primary Documents by the Company, except for such approvals of Nasdaq as may be required as described in Section 7(b) of the Debenture.

                  9. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

                  10. To our knowledge, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any material indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

                  11. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 of the Purchase Agreement, the offer, sale and issuance of the Securities and the other securities as contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act.

                  I am a member of the Bar of the State of Wyoming. I call your attention to the fact that the Purchase Agreement is stated therein to be governed by the State of New York and that I am not a member of the Bar of the State of New York. I express no opinion as to the enforceability of the choice of law provisions of such documents under New York law. The enforceability opinions contained herein are given on the assumption that the internal laws (as opposed to conflict of law provisions) of the State of New York are identical to those of the State of Wyoming. This opinion is based solely upon the foregoing state laws and the laws of the United States as currently in effect.

                                              Very truly yours

EXHIBIT E


                        FORM OF REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of February 22, 2000 (this "Agreement"), is entered into by and between AIRTECH INTERNATIONAL GROUP, INC., a Wyoming corporation (the "Company") and PK Investors LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Securities Purchase Agreement, dated as of February

22, 2000, by and between the Purchaser and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Purchaser (i) $2,500,000 principal amount of the Company's 6% Convertible Debentures due 2002 (the "Initial Debentures"); (ii) five year Warrants to purchase 250,000 shares of common stock, par value $.05 per share (the "Common Stock") of the Company (the "Initial Warrants"); a Supplemental Warrant to purchase up to an additional $2,500,000 principal amount of the Company's 6% Convertible Debentures (the "Additional Debentures," together with the Initial Debentures, the "Debentures") and warrants to purchase up to two hundred fifty thousand (250,000) shares of Common Stock (the "Additional Warrants," together with the Initial Warrants, the "Warrants"; the Debentures and Warrants collectively, the "Securities");

         WHEREAS, pursuant to the terms of the Debentures and the Warrants, (i) upon the conversion of, or in lieu of interest payments on the Debentures and
(ii) upon exercise of the Warrants, the Company will issue to the Purchaser shares of the Company's Common Stock (the shares of Common Stock issued or issuable to the Purchaser upon the conversion the Debentures and/or upon the exercise of the Warrants are collectively referred to herein as the "Shares"); and

         WHEREAS, to induce the Purchaser to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. DEFINITIONS.
                  (a) As used in this Agreement, the following terms shall have the following meanings:

                           (i)       "Minimum Conversion Shares" on any date
means a number of shares equal to at least the sum of: (x) two (2) times the number of shares of Common Stock that are issuable upon conversion of the Debentures on such date, without regard to any limitation on any holder's ability to convert the Debentures and (y) the number of shares of Common Stock issuable upon exercise of the Warrants.

                           (ii)     "Register," "Registered," and
"Registration" refer to a registration effected by preparing and filing one or more Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the Securities and Exchange Commission (the "Commission").

                           (iii)    "Registrable Securities" means collectively,
the Shares and the Warrants.

                           (iv)     "Registration Statement" means a
registration statement of the Company under the Securities Act.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, the Debentures or the Warrants, as the case may be.

2. REGISTRATION.

                  (a) Mandatory Registration. The Company shall prepare and, as soon as practicable but in no event later than thirty (30) days after the Initial Closing Date (the "Required Filing Date"), file with the Commission a Registration Statement on Form SB-2, or an amendment to any pending Registration Statement on Form SB-2 of the Company, covering resales of (a) the Warrants and (b) the Minimum Conversion Shares on the filing date. In the event that Form SB-2 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. Such Registration Statement or amended Registration Statement, as the case may be, shall state that, in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional Shares as may become issuable upon conversion of the Debentures and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) to the extent consistent with the interpretations of the Commission of such rule at such time, resulting from any adjustment in the applicable Conversion Price of such Debentures or the Current Warrant
Price of such Warrants. If on any date the Minimum Conversion Shares exceed the total number of Shares so registered, the Company shall (i) if such Registration Statement has not been declared effective by the Commission at that time, amend the Registration Statement filed by the Company pursuant to the preceding portions of this paragraph, to register all of such Minimum Conversion Shares, or (ii) if such Registration Statement has been declared effective by the Commission at that time, file with the Commission an additional Registration Statement on SB-2 (or, in the event that Form SB-2 is unavailable for such a registration, on such other form as is available) to register all of such Minimum Conversion Shares that have not already been so registered. The Company shall use its best efforts to cause any such Registration Statement or amended Registration Statement, as the case may be, to become effective within the earliest to occur of (i) ninety (90) days following the Initial Closing Date or in the event the Commission reviews the Registration Statement, no longer than 120 days from the Initial Closing
Date; or (ii) if the Commission elects not to conduct a review of the Registration Statement or has indicated that they have no further comments to the Registration Statement, the date which is three (3) business days after the date upon which either the Company or its counsel is so notified, whether orally or in writing. The earliest of such dates is referred to herein as the "Required Effective Date." Notwithstanding the use of the terms "Required Filing Date" and "Required Effective Date" herein, the Company shall at all times use its best efforts to file each required Registration Statement or amendment to a Registration Statement as soon as possible after the Initial Closing Date or after the date the Company becomes obligated to file such Registration Statement or amendment, as the case may be, and to cause each such Registration Statement or amendment to become effective as soon as possible thereafter. No securities of the Company other than the Registrable Securities shall be included in any such Registration Statement. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Purchaser) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the Securities Act (the "Registration Period").

                  (b)  PAYMENTS BY THE COMPANY.

                           (i)      (A) If the Registration Statement covering
the Registrable Securities is not filed in proper form with the Commission on or prior to the Required Filing Date, (B) if the Registration Statement covering the Registrable Securities is not effective on or prior to the Required Effective Date, (C) if the number of Shares qualified for trading on the OTC Bulletin Board, NASDAQ SmallCap Stock Market or reserved by the Company for issuance shall be insufficient for issuance upon the conversion of the outstanding Debentures and the exercise of the Warrants, or (D) upon the occurrence of a Blackout Event (as described in Section 3(f) or Section 3(g) below) (each of the events described in clauses (A) through (D) of this paragraph are referred to herein as a "Registration Default"), the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(b).

                           (ii)     The amount (the "Periodic Amount") to be
paid by the Company to the Purchaser for each thirty (30) day period, or portion thereof, during which a Registration Default shall be in effect (each such period, a "Default Period") shall be equal to two percent (2%) of the sum of (a) the principal amount of Debentures outstanding and (b) the principal amount of Debentures converted into shares of Common Stock (the "Purchase Price"); PROVIDED, with respect to any Default Period during which the relevant Registration Defaults shall have been cured, the Periodic Amount shall be PRO RATED for the number of days during such period during which the Registration Defaults were pending; and PROVIDED FURTHER, that the payment of such Periodic Amounts shall not relieve the Company from its continuing obligations to register the Registrable Securities pursuant to Section 2(a).

                           (iii)    Each Periodic Amount shall be payable by the
Company, in cash or other immediately available funds, to the Purchaser on the last day of each month during which a Registration Default occurred or was continuing, without demand therefor by the Purchaser. If the Company shall not remit the Periodic Amounts payable to the Purchaser as set forth in paragraph (ii) above, the Company will pay the Purchaser reasonable costs of collection, including attorneys' fees, in addition to the Periodic

Amounts.

                            (iv) The parties acknowledge that the damages which
may be incurred by the Purchaser if the Registration Statement is not filed by the Required Filing Date, if the Registration Statement has not been declared effective by the Required Effective Date, if an insufficient number of shares of Common Stock shall be qualified for trading or reserved for issuance, or if the provisions of Section 3(f) or 3(g) become applicable, may be difficult to ascertain. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

         (c) PIGGYBACK REGISTRATION. (i) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a Registration Statement relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:

                  (A) provide to the Purchaser written notice thereof as soon as practicable prior to filing the Registration Statement; and

                  (B) include in such Registration Statement and in any underwriting involved therein, all of the Registrable Securities specified in a written request by the Purchaser made within fifteen (15) days after receipt of such written notice from the Company.

                           (ii)     If the Registration is for a registered
public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to this Section. In such event, the rights of the Purchaser hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that the Purchaser proposes to distribute its securities through such underwriting, the Purchaser shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting (PROVIDED, HOWEVER, that (a) the Registrable Securities shall not be excluded from such underwritten offering prior to the exclusion of any securities held by officers and directors of the Company or their affiliates, (b) the Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any securities included in such offering by any of the Company's other existing securityholders, and (c) the Company shall not enter into any agreement that would provide any securityholder with priority in connection with an underwritten offering greater than the priority granted to the Purchaser hereunder). The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Purchaser and all other securityholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser and such other securityholders at the time of the filing of the registration statement. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

         (d) ELIGIBILITY FOR FORM SB-2. The Company represents and warrants that it meets all of the requirements for the use of Form SB-2 for the Registration of the sale by the Purchaser and any transferee who purchases the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form SB-2.

         (e) PRIORITY IN FILING. The Company covenants that beginning on the Initial Closing Date and ending on the date that is one hundred and eighty (180) days after the Registration Statement filed pursuant to Section 2(a) of this Agreement becomes effective (PROVIDED that if, after the effective date of such Registration Statement, the Purchaser shall be unable to sell Registrable Securities pursuant to such Registration Statement for any number of days, the provisions of this Section 2(e) shall apply for an additional number of days equal to the number of days during which any Purchaser is unable to sell Registrable Securities pursuant to such Registration Statement), the Company will not file any Registration Statement, other than a Registration Statement required by Section 2(a) hereof, without the written consent of the Purchaser.

3. OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall do each of the following:

                  (a) Prepare and file with the Commission the Registration Statements required by Section 2 of this Agreement and such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectuses used in connection with such Registration Statements, each in such form as to which the Purchaser and its counsel shall not have objected, as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements;

                  (b) Furnish to the Purchaser and its legal counsel identified to the Company, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents, as the Purchaser may reasonably request in order to facilitate the disposition of its Registrable Securities;

                  (c) Furnish to the Purchaser and its counsel copies of any correspondence between the Company and the Commission with respect to any Registration Statement or amendment or supplement thereto filed pursuant to this Agreement;

                  (d) Use all reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction;

                  (e) Qualify such securities for trading on the Nasdaq OTC Bulletin Board and list such securities on all the other national securities exchanges on which any securities of the Company are then listed, and file any filings required by Nasdaq and/or such other exchanges;

                  (f) As promptly as practicable after becoming aware thereof, notify the Purchaser of any need to suspend use of the prospectus included in the Registration Statement, including as a result of the occurrence of any event, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to such Registration Statement or other appropriate filing with the Commission to allow the resumption of the use of such prospectus and to deliver a number of copies of such supplement or amendment to the Purchaser as the Purchaser may reasonably request;

                  (g) As promptly as practicable after becoming aware of such event, notify the Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any stop order or other suspension of the effectiveness of any Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness (the occurrence of any of the events described in paragraphs (f) and (g) of this
Section 3 is referred to herein as a "Blackout Event");

                  (h) During the period commencing upon (i) the Purchaser's receipt of a notification pursuant to Section 3(f) above or (ii) the entry of a stop order or other suspension of the effectiveness of the Registration Statement described in Section 3(g) above, and ending at such time as (x) the Company shall have completed the applicable filings (and if applicable, such filings shall have been declared effective) and shall have delivered to the Purchaser the documents required pursuant to Section 3(f) above or (y) such stop order or other suspension of the effectiveness of the Registration Statement shall have been removed, the Company shall be liable to remit the payments required to be paid to the Purchaser pursuant to Section 2(b) above;

                  (i) Suspend the use of any prospectus used in connection with any Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission;

                  (j) Enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other actions reasonably requested by the Purchaser in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities. Whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering the Company shall:

                  (i) make such representations and warranties to the Purchaser and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to selling stockholders and underwriters in secondary offerings;

                  (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to Purchaser and the underwriter(s), if any, and their counsel), (A) on and dated as of the effective day of the applicable Registration Statement (and in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) stating that (x) such Registration Statement complies in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, (y) such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (z) the documents incorporated by reference in the prospectus accompanying such Registration Statement, at the time they were filed with the Commission or as amended, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder and, when read together with the other information in such prospectus, do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) within fifteen (15) days following the filing of the Company's Annual Report on Form 10-K for each fiscal year thereafter for a period not to exceed three (3) years, an opinion of independent counsel to the Company, updating the opinion referred to in clause (A) of this paragraph;

                  (iii) cause to be delivered, immediately prior to the effectiveness of the applicable Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year for a period not to exceed three (3) years following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Purchaser and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Purchaser;

                  (iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;

                  (v) deliver such documents and certificates as may be reasonably requested by any purchaser of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any; and

                  (vi) deliver to Purchaser on the effective day of the applicable Registration Statement (and, in the case of an underwritten offering, on the date of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to Purchaser, executed by an executive officer of the

         Company and to the effect that all the representations and warranties of the Company contained in the Securities Purchase Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by Purchaser during such quarter, if any, shall have been reasonably satisfactory to Purchaser.

                  (k) Make available for inspection by Purchaser, its representative(s), any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by the Purchaser or underwriter all to be paid by Purchaser, all financial and other records customary for purposes of Purchaser's and underwriters' due diligence examination of the Company and review of any Registration Statement, all filings made with the Commission subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential;

                  (l) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to any Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request, and registered in such names as the Purchaser may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchaser) an appropriate instruction and opinion of such counsel; and

                  (m) Permit counsel to Purchaser to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time (but not less than five (5) business days) prior to each filing, and to incorporate those changes, if provided to the Company or its counsel within such five (5) business day period, suggested by such counsel.

4. OBLIGATIONS OF THE PURCHASER.

         In connection with the registration of the Registrable Securities, the Purchaser shall have the following obligations:

          (a) Furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. The intended method or methods of disposition and/or sale (Plan of Distribution) of the Registrable Securities as so provided by the participating Purchaser shall be included without alteration in any Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Purchaser. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Purchaser of the information the Company requires from the Purchaser if the Purchaser elects to have any of its Registrable Securities included in such Registration Statement; and

                  (b) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any Blackout Event of the kind described in
Section 3(f) or 3(g) above, it will immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) shall be furnished to the Purchaser.

5.    EXPENSES OF REGISTRATION.

         Other than underwriting discounts and commissions, all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, and the fees of one counsel to the Purchaser with respect to each Registration Statement filed pursuant hereto, the total expense including any expenses of this Agreement or as contemplated under this Agreement shall not exceed one percent (1%) of the aggregate purchase price of the Initial Debentures purchased by the Purchaser, shall be borne by the Company.
6.    INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) The Company will indemnify and hold harmless the Purchaser, each of its officers, shareholders, members, directors and partners, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue or alleged statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or
(iii) any violation or alleged violation by the Company of the Securities
Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall, subject to the provisions of
Section 6(b) below, reimburse each Purchaser, promptly as such expenses are incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Purchaser is a party), incurred by it in connection with the investigation or defense of any such Claim, except that the obligation of the Company to reimburse any and all legal or related costs shall be for only one counsel selected by the Purchaser.
Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. The Purchaser will indemnify the Company and its officers and directors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Purchaser, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company in this Section
6.

                  (b) Promptly after receipt by an Indemnified Person under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Purchaser, and such legal counsel shall be selected by the Purchaser. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

                  (d) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and the Purchaser in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; PROVIDED, HOWEVER, that if, as a result of this Section 6(d), any Purchaser, its officers, shareholders, members, directors, partners or any person controlling such Purchaser is or are held liable with respect to any Claim for which they would be entitled to indemnification hereunder but for this
Section 6(d) in an amount which exceeds the aggregate proceeds received by such Purchaser from the sale of Registrable Securities included in a registration pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse such Purchaser for such Excess Liability.

7        CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such Claim is based relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing,
(a) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (b) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Purchaser and any other party were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

8        REPORTS UNDER EXCHANGE ACT.

                  With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                           (i)      make and keep public information available,
as those terms are understood and defined in Rule 144;

                           (ii)     file with the Commission in a timely manner
all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii)    furnish to the Purchaser, so long as
Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration.

9        ASSIGNMENT OF THE REGISTRATION RIGHTS.

         The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by any Purchaser to any transferee of all or any portion of the Securities or Shares held by such Purchaser if: (a) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the Securities or Shares with respect to which such registration rights are being transferred or assigned; (c) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (d) the transferee of the relevant Securities or Shares complies with the restrictions on the Purchaser set forth in Section 4 of the Securities Purchase Agreement.

10       AMENDMENT OF REGISTRATION RIGHTS.

         Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of 75% of the dollar value of the Registrable Securities from time to time. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Purchaser and the Company.

11       MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

COMPANY: Airtech International Group, Inc. 15400 Knoll Trail, Suite #200 Dallas, Texas 75248 Attention: C.J. Comu, CEO Tel: (972) 960-9400 x111 Fax:
(972) 960-9395 PURCHASER: PK Investors LLC c\o WEC Asset Management LLC 110 Colabaugh

Pond Road Croton-on-Hudson, New York  10520 Attention:  Daniel J. Saks Tel:
(914) 271-2211 Fax: (914) 271-0889 WITH A COPY TO:Pryor Cashman Sherman &
Flynn LLP 410 Park Avenue New York, New York  10022 Attention:  Mark Saks,
Esq. Tel:  (212) 326-0140 Fax: (212) 326-0806
                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of Wyoming. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth, or referred to herein and in the other Primary Documents. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The Company acknowledges that any failure by the Company to perform its obligations under Section 2(a), or any delay in such performance could result in direct damages to the Purchaser, and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay.

      [SIGNATURE PAGE FOLLOWS, REMAINDER OF PAGE INTENTIONALLY BLANK]
         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of February 22, 2000.


                                           AIRTECH INTERNATIONAL GROUP,
                                           INC.
                                           By:_______________________________
                                           Name:
                                           Title:


                                           PK INVESTORS LLC
                                           By: WEC Asset Management LLC, Manager
                                           By:_______________________________
                                           Name:  Daniel J. Saks
                                           Title:  Managing Director